UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 12, 2022
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Broadway
Cambridge, MA 02142
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AKAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

At the annual meeting of stockholders of Akamai Technologies, Inc. (the “Company” or “Akamai”) held on May 12, 2022 (the “Annual Meeting”), the Company’s stockholders approved the amendment and restatement of the Akamai Technologies, Inc. Amended and Restated 2013 Stock Incentive Plan (the “Second Amended & Restated Plan”), which had previously been adopted by the Board of Directors subject to stockholder approval. The amendment and restatement, among other things, (i) increased the number of shares available for grant under the Second Amended & Restated Plan by 2,000,000 shares, (ii) addressed the treatment of time- and performance-based equity awards under the Second Amended and Restated Plan upon a change in control event, (iii) removed certain provisions related to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), that are no longer relevant as a result of the elimination of the exemption for qualified performance-based compensation under Section 162(m), and (iv) extended the expiration date of the plan to May 12, 2032.

The description of the Second Amended & Restated Plan contained on pages 81 to 96 of the Company’s Proxy Statement for the Annual Meeting, filed with the Commission on March 30, 2022, is incorporated herein by reference. A complete copy of the Second Amended & Restated Plan is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting, four items of business were acted upon by stockholders. There were 160,901,180 shares of the Company’s common stock eligible to vote, and 133,948,675 shares present in person or by proxy at the Annual Meeting.

1.The following nominees were elected to the Company’s Board of Directors for terms expiring at the 2022 annual meeting of stockholders.

Nominees	For	Against	Abstain	Broker Non-Votes
Sharon Bowen	125,987,192	1,494,298	123,761	6,343,424
Marianne Brown	126,232,689	1,248,465	125,097	6,343,424
Monte Ford	125,071,602	2,416,499	117,150	6,343,424
Dan Hesse	119,772,409	7,715,354	117,488	6,343,424
Tom Killalea	126,938,074	549,569	117,608	6,343,424
Tom Leighton	127,219,836	278,850	106,565	6,343,424
Jonathan Miller	124,384,163	3,102,877	118,211	6,343,424
Madhu Ranganathan	121,746,902	5,746,918	111,431	6,343,424
Ben Verwaayen	123,126,007	4,362,510	116,734	6,343,424
Bill Wagner	126,047,962	1,437,818	119,471	6,343,424

2.The amendment and restatement of the Akamai Technologies, Inc. Amended and Restated 2013 Stock Incentive Plan was approved.

.

For	113,128,936
Against	14,348,167
Abstain	128,148
Broker Non-Votes	6,343,424

3.A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For	111,751,749
Against	15,689,064
Abstain	164,438
Broker Non-Votes	6,343,424

4.The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022 was ratified.

For	121,157,545
Against	12,674,390
Abstain	116,740

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Akamai Technologies, Inc. Second Amended and Restated 2013 Stock Incentive Plan
104	Cover page interactive data file (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2022	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Aaron S. Ahola
Aaron S. Ahola
Executive Vice President, General Counsel and Corporate Secretary